Contact:

John Jenson
Vice President, Corporate Controller
Universal Technical Institute, Inc.
(623) 445-0821

Universal Technical Institute Reports Fiscal Year 2012 Third Quarter Results

SCOTTSDALE, ARIZ. – August 2, 2012 – Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, today reported revenues for the third quarter ended June 30, 2012 of $99.6 million, an 8.6 percent decrease from $108.9 million for the third quarter of the prior year. Net income for the third quarter ended June 30, 2012 was $1.0 million, or 4 cents per diluted share, compared to $4.0 million, or 16 cents per diluted share, for the third quarter ended June 30, 2011.

Revenues for the nine months ended June 30, 2012 were $312.3 million, an 8.3 percent decrease from $340.5 million for the nine months ended June 30, 2011. Net income for the nine months ended June 30, 2012 was $7.4 million, or 30 cents per diluted share, compared to $21.3 million, or 86 cents per diluted share, for the nine months ended June 30, 2011.

Return on equity for the trailing four quarters ended June 30, 2012 was 9.1 percent compared to 21.2 percent for the trailing four quarters ended Sept. 30, 2011.

“Our third quarter is typically the most challenging of the year, and this quarter was no exception,” said Kim McWaters, chief executive officer. “While we believe that macro-economic conditions will continue to pressure student population growth in the short term, we are focused on strategies for building new student enrollment as we are seeing signs of increased demand for quality technicians. Efficient cost management remains a priority in balance with ensuring quality educational outcomes for our students.”

Student Metrics

	Three Months Ended		Nine Months Ended
			June 30,
	June 30,
	2012	2011	2012	2011
		(Rounded to hundreds)
Total starts	2,700	2,700	9,400	9,600
Average undergraduate full-time student enrollment	15,300	17,200	16,800	18,800
End of period undergraduate full-time student enrollment	14,500	16,200	14,500	16,200

Third Quarter Operating Performance

For the third quarter of 2012, revenues were $99.6 million, an 8.6 percent decrease from $108.9 million for last year’s third quarter. The decrease in revenues primarily related to a decrease in average undergraduate full-time student enrollment of 10.8 percent. The decrease was partially offset by an increase in tuition rates. During the third quarter of 2012 and 2011, tuition excluded $3.8 million and $1.7 million, respectively, related to students participating in the Company’s proprietary loan program which will be recognized as revenues when payments are received.

Operating income and margin for the third quarter of 2012 were $1.5 million and 1.5 percent, respectively, compared to operating income and margin of $6.7 million and 6.2 percent, respectively, in the same period last year. The decrease in operating income was primarily attributable to the decrease in revenues and an increase in advertising and legal expenses. We anticipate our advertising expense will be in the range of 10% — 11% of revenue for the year ending September 30, 2012. The decrease was partially offset by a decrease in compensation expense, training aids expense and supplies and maintenance.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the third quarter of 2012 was $7.6 million compared to $13.2 million in the same period last year. See “Use of Non-GAAP Financial Information” below.

Nine Month Operating Performance

Revenues for the nine months ended June 30, 2012 were $312.3 million, an 8.3 percent decrease from $340.5 million for the nine months ended June 30, 2011.

Operating income and margin for the nine months ended June 30, 2012 were $11.9 million and 3.8 percent, respectively, compared to $34.9 million and 10.3 percent, respectively, for the nine months ended June 30, 2011. The decreases in operating income and margin were related to the decreases in revenues and an increase in advertising and legal expenses, partially offset by a decrease in compensation expense, training aids expense and supplies and maintenance.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the nine months ended June 30, 2012 was $31.0 million compared to $54.4 million for the nine months ended June 30, 2011. See “Use of Non-GAAP Financial Information” below.

Liquidity

Cash, cash equivalents and investments totaled $104.0 million at June 30, 2012, compared to $109.6 million at Sept. 30, 2011. At June 30, 2012, shareholders’ equity totaled $147.4 million as compared to $141.4 million at Sept. 30, 2011. On March 30 and June 29, 2012, we paid cash dividends of $0.10 per share to common stockholders of record as of March 15 and June 18, 2012, respectively. The aggregate payment was approximately $4.9 million. At the discretion of our Board of Directors, we intend to pay a dividend quarterly in future periods.

Pursuant to the previously announced share repurchase plan, we purchased 125,800 shares of stock during the nine months ended June 30, 2012 at an average price of $12.99 for a total cost of approximately $1.6 million. We did not make any purchases during the three months ended June 30, 2012.

Cash flow used in operating activities was $6.3 million for the three months ended June 30, 2012, and cash flow provided by operating activities was $9.2 million for the nine months ended June 30, 2012, compared with cash provided by operating activities of $2.7 million and $31.6 million for the three months and nine months ended June 30, 2011, respectively.

2012 Outlook

For the remainder of 2012, we expect to continue to be impacted by the macro-economic headwinds, ongoing student financing challenges and our lower student populations as we entered the year. We expect student starts for the remainder of 2012 to be relatively flat with the number of starts during the same period in the prior year. We continue to expect average student populations for the full year to decline as compared to the prior year, resulting in a mid to high single digit decline in revenues in 2012 and an overall decline in operating margins compared to 2011. Given these trends and the higher fixed component in our admissions cost structure as a result of regulatory changes, we are focused on efficiencies, managing costs and other opportunities to improve operating margins during the remainder of the year.

Conference Call

Management will hold a conference call to discuss the 2012 third quarter results today at 1:30 p.m. PDT (4:30 p.m. EDT). This call can be accessed by dialing 412-317-6789 or 877-317-6789. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI’s website for 60 days or the replay can be accessed through August 12th, 2012 by dialing 412-317-0088 or 877-344-7529 and entering pass code 10016842.

Safe Harbor Statement

All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company’s actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company’s public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Use of Non-GAAP Financial Information

This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors, these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and helps to identify underlying trends. Additionally, such measures help compare the Company’s performance on a consistent basis across time periods. To obtain a complete understanding of the Company’s performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income as a measure of the Company’s operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures are included below.

About Universal Technical Institute, Inc.

Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. With more than 160,000 graduates in its 47-year history, UTI offers undergraduate degree, diploma and certificate programs at 11 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NTI). To learn more about UTI and its training services, log on to www.uti.edu.

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
	2012	2011	2012	2011
	(In thousands, except per share amounts)
Revenues	$99,601	$108,934	$312,268	$340,542
Operating expenses:
Educational services and facilities	52,621	57,990	157,775	169,518
Selling, general and administrative	45,462	44,238	142,633	136,075

Total operating expenses	98,083	102,228	300,408	305,593

Income from operations	1,518	6,706	11,860	34,949

Other income:
Interest income, net	63	56	213	199
Other income	6	90	372	345

Total other income	69	146	585	544

Income before income taxes	1,587	6,852	12,445	35,493
Income tax expense	574	2,816	5,021	14,206

Net income	$1,013	$4,036	$7,424	$21,287

Earnings per share:
Net income per share – basic	$0.04	$0.16	$0.30	$0.87

Net income per share – diluted	$0.04	$0.16	$0.30	$0.86

Weighted average number of shares outstanding:
Basic	24,694	24,462	24,693	24,370

Diluted	24,835	24,765	24,825	24,688

Cash dividends declared per common share	$0.10	-	$0.20	-

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

		June 30,	September 30,
		2012	2011
		(In thousands)
Assets
Current assets:
Cash and cash equivalents		$58,524	$53,670
Investments, current portion		33,566	50,052
Receivables, net		13,370	11,205
Deferred tax assets, net		6,680	8,279
	Prepaid expenses and other current assets	12,921	10,709

	Total current assets	125,061	133,915
Investments, less current portion		11,896	5,830
Property and equipment, net		89,812	100,377
Goodwill		20,579	20,579
Deferred tax assets, net		4,075	-
Other assets		6,232	5,328

Total assets		$257,655	$266,029

Liabilities and Shareholders’ Equity
Current liabilities:
	Accounts payable and accrued expenses	$39,324	$36,895
Deferred revenue		44,494	61,394
Accrued tool sets		4,525	4,723
Income tax payable		2,021	2,032
Other current liabilities		880	640

	Total current liabilities	91,244	105,684
Deferred tax liabilities, net		—	2,443
Deferred rent liability		12,975	11,799
Other liabilities		6,071	4,680

	Total liabilities	110,290	124,606

Commitments and contingencies
Shareholders’ equity:
	Common stock, $0.0001 par value, 100,000,000 shares authorized,
	30,045,114 shares issued and 24,731,987
	shares outstanding at June 30, 2012 and
	29,560,276 shares issued and 24,690,050
	shares outstanding at September 30, 2011	3	3
	Preferred stock, $0.0001 par value, 10,000,000 shares authorized,
	0 shares issued and outstanding	—	—
Paid-in capital		167,158	156,497
	Treasury stock, at cost, 5,313,127 shares at June 30, 2012 and
	4,870,226 shares at September 30, 2011	(83,713)	(76,506)
Retained earnings		63,917	61,429

	Total shareholders’ equity	147,365	141,423

Total liabilities and shareholders’ equity		$257,655	$266,029

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
	June 30,
	2012	2011
	(In thousands)
Cash flows from operating activities:
Net income	$7,424	$21,287
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,064	18,409
Amortization of held-to-maturity investments	1,415	789
Bad debt expense	4,446	5,450
Stock-based compensation	5,388	4,771
Excess tax benefit from stock-based compensation	(159)	(795)
Deferred income taxes	(5,202)	3,793
Loss on disposal of property and equipment	101	921
Changes in assets and liabilities:
Receivables	(6,611)	(422)
Prepaid expenses and other current assets	(2,250)	(1,189)
Other assets	(910)	(1,398)
Accounts payable and accrued expenses	2,595	(17,645)
Deferred revenue	(16,900)	(5,967)
Income tax payable/receivable	(11)	(1,641)
Accrued tool sets and other current liabilities	42	9
Deferred rent liability	1,176	4,886
Other liabilities	621	359

Net cash provided by operating activities	9,229	31,617

Cash flows from investing activities:
Purchase of property and equipment	(6,952)	(26,003)
Purchase of investments	(49,312)	(57,555)
Proceeds received upon maturity of investments	58,317	39,545

Net cash provided by (used in) investing activities	2,053	(44,013)

Cash flows from financing activities:
Payment of cash dividends	(4,936)	—
Payment of payroll taxes on stock-based compensation through shares withheld	(412)	(922)
Proceeds from issuance of common stock under employee plans	399	690
Excess tax benefit from stock-based compensation	159	795
Purchase of treasury stock	(1,638)	—
Net cash (used in) provided by financing activities	(6,428)	563

Net increase (decrease) in cash and cash equivalents	4,854	(11,833)
Cash and cash equivalents, beginning of period	53,670	48,974

Cash and cash equivalents, end of period	$58,524	$37,141

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Income to EBITDA

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
			(In thousands)
Net income	$1,013	$4,036	$7,424	$21,287
Interest income, net	(63)	(56)	(213)	(199)
Income tax expense	574	2,816	5,021	14,206
Depreciation and amortization	6,043	6,425	18,810	19,070

EBITDA	$7,567	$13,221	$31,042	$54,364

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
		(In thousands)
Salaries expense	$41,421	$44,113	$123,547	$125,520
Employee benefits and tax	8,320	10,027	26,227	27,143
Bonus expense	1,697	2,170	7,376	9,890
Stock-based compensation	1,607	1,256	5,388	4,771
Total compensation and related costs	$53,045	$57,566	$162,538	$167,324

Occupancy expense	$9,707	$9,784	$29,164	$29,783
Bad debt expense	$1,302	$1,649	$4,446	$5,450
Depreciation and amortization expense	$6,043	$6,425	$18,810	$19,070
Legal services expense	$846	$192	$1,849	$818

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